EXHIBIT 21.1
VOLCOM, INC.
NAMES AND JURISDICTIONS OF SUBSIDIARIES

Subsidiary Name	Jurisdiction

Volcom Entertainment, Inc.	California
Welcom Distribution SARL	Switzerland